EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Third Quarter 2017 Results

London, November 2, 2017 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2017.

For the third quarter of 2017, worldwide sales were $309.7 million, an increase of 4.9 percent on a reported basis and an increase of 3.1 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), third quarter 2017 diluted earnings per share were $0.57. Third quarter 2017 adjusted diluted earnings per share were $0.93.

"We delivered solid sales and earnings performance in the third quarter, with record growth in several of our product areas," said Damien McDonald, LivaNova's Chief Executive Officer. “While we grew in Neuromodulation, results were impacted due to delays in procedures as a result of hurricane-related activity, and also from broad patient deferrals in anticipation of the launch of our newest VNS Therapy® System, SenTivaTM, which received U.S. Food and Drug Administration approval in early October.  Growth in our Cardiac Rhythm Management business was slightly positive, aided by continued demand in Japan for our KORA250® device, even as we explore strategic options for this franchise.  Cardiac Surgery had numerous positive initiatives that coalesced, resulting in mid-single-digit growth in both our cardiopulmonary and heart valve product lines. Due to our strong year-to-date results and momentum across our business, we are increasing our full-year guidance for adjusted diluted earnings per share to $3.30 to $3.45.  We remain on track to meet our other full-year commitments and will continue to take actions that strengthen LivaNova’s position as a focused med-tech innovator dedicated to improving the lives of patients around the world."

Third Quarter 2017 Results

Worldwide sales for the third quarter were $309.7 million, up 3.1 percent on a constant currency basis compared to the third quarter of 2016. The following table highlights worldwide sales for the third quarter of 2017 by Business Franchise:

$ in millions	Three months ended September 30,		% Change	Constant Currency % Change
Business Franchise / Product Line:	2017	2016
Cardiopulmonary	$123.6	$114.8	7.7%	5.6%
Heart Valves	36.3	33.7	7.7%	5.1%
Cardiac Surgery	159.8	148.5	7.6%	5.5%
Cardiac Rhythm Management	58.4	56.8	2.8%	0.1%
Neuromodulation	91.0	89.5	1.7%	1.3%
Other	0.4	0.5	—%	—%
Total Net Sales	$309.7	$295.3	4.9%	3.1%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $160 million, representing a 5.5 percent increase versus the comparable period in 2016.

Sales in cardiopulmonary products were $124 million, representing a 5.6 percent increase versus the third quarter of 2016. This was due to strength in our heart-lung machines as a result of geographic expansion and continued progress in upgrading customers from older S3 machines to our current S5 machines.

Heart valve sales, including tissue and mechanical heart valves, were $36 million, an increase of 5.1 percent compared to the same period the previous year. Growth in tissue valves, driven by demand for the Perceval® sutureless aortic heart valve in the U.S. and improvement in Europe more than offset declines in mechanical heart valves globally.

Cardiac Rhythm Management (CRM)
CRM sales for the period totaled $58 million, an increase of 0.1 percent as compared to the third quarter of 2016. The increase is primarily due to continued strong demand for KORA250 pacemakers in Japan. This was offset by declines in defibrillators due to lack of MRI compatibility.

Neuromodulation
Neuromodulation sales were $91 million in the third quarter, representing an 1.3 percent increase versus the third quarter of 2016. Demand for the AspireSR® generator continued to be strong, but sales were impacted by lower procedural volumes primarily due to hurricane-related impacts, and also patient deferrals in anticipation of the launch of SenTiva.

Financial Performance
On a U.S. GAAP basis, third quarter 2017 income from operations was $32 million. Adjusted income from operations for the third quarter of 2017 was $60 million, an increase of 9.2 percent as compared to the third quarter of 2016, primarily driven by favorable product mix and lower operating expenses.

2017 Guidance
LivaNova reiterates that worldwide net sales for full-year 2017 will remain between 1 and 3 percent growth on a constant currency basis.  Due to strong year-to-date results and momentum across the business, adjusted diluted earnings per share projections for full-year 2017 are now expected to be in the range of $3.30 to $3.45.  The Company continues to expect adjusted cash flow from operations, excluding integration, restructuring and 3T remediation payments, to be in the range of $170 to $190 million.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 8 a.m. Central time (9 a.m. Eastern time, 1 p.m. UK time) on Thursday, November 2 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (866) 393-4306 (if dialing from within the U.S.) or (734) 385-2616 (if dialing from outside the U.S.). The conference ID is 91786987.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee”

or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
All information in this press release is as of the date of its release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended September 30,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardiopulmonary
US	38.4	39.4	(2.5%)	(2.5%)
Europe	30.5	28.3	7.8%	3.2%
Rest of World	54.7	47.2	15.9%	13.8%
Total	123.6	114.8	7.7%	5.6%

Heart Valves
US	6.6	7.4	(10.8%)	(10.5%)
Europe	9.9	9.7	2.1%	(2.4%)
Rest of World	19.7	16.6	18.7%	16.4%
Total	36.3	33.7	7.7%	5.1%

Cardiac Surgery
US	45.0	46.8	(3.8%)	(3.8%)
Europe	40.4	38.0	6.3%	1.8%
Rest of World	74.4	63.7	16.8%	14.5%
Total	159.8	148.5	7.6%	5.5%

CRM
US	0.9	2.2	(59.1%)	(57.3%)
Europe	44.5	44.7	(0.4%)	(5.3%)
Rest of World	13.0	9.8	32.7%	36.9%
Total	58.4	56.8	2.8%	0.1%

Neuromodulation
US	76.3	74.9	1.9%	1.9%
Europe	8.1	8.5	(4.7%)	(8.4%)
Rest of World	6.7	6.2	8.1%	7.4%
Total	91.0	89.5	1.7%	1.3%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.4	0.5	N/A	N/A
Total	0.4	0.5	N/A	N/A

Total
US	122.2	123.8	(1.3%)	(1.3%)
Europe	93.0	91.2	2.0%	(2.6%)
Rest of World	94.5	80.2	17.8%	16.5%
Total	309.7	295.3	4.9%	3.1%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC
NINE MONTH SALES
(U.S. dollars in millions)

	Nine Months Ended September 30,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
Cardiopulmonary
US	110.3	113.1	(2.5%)	(2.5%)
Europe	95.1	94.7	0.4%	1.7%
Rest of World	149.6	142.0	5.4%	4.6%
Total	355.0	349.7	1.5%	1.5%

Heart Valves
US	18.9	20.9	(9.6%)	(9.7%)
Europe	30.9	33.6	(8.0%)	(6.7%)
Rest of World	52.8	48.8	8.2%	7.5%
Total	102.6	103.3	(0.7%)	(0.6%)

Cardiac Surgery
US	129.2	134.0	(3.6%)	(3.6%)
Europe	126.0	128.2	(1.7%)	(0.5%)
Rest of World	202.4	190.8	6.1%	5.3%
Total	457.6	453.0	1.0%	1.0%

CRM
US	5.6	7.5	(25.3%)	(25.0%)
Europe	142.8	149.1	(4.2%)	(3.6%)
Rest of World	33.8	31.4	7.6%	9.5%
Total	182.2	188.1	(3.1%)	(2.3%)

Neuromodulation
US	231.4	220.9	4.8%	4.7%
Europe	25.5	24.2	5.4%	8.4%
Rest of World	18.3	15.8	15.8%	15.6%
Total	275.2	260.9	5.5%	5.7%

Other
US	—	—	N/A	N/A
Europe	—	0.1	N/A	N/A
Rest of World	1.1	1.2	N/A	N/A
Total	1.1	1.3	N/A	N/A

Total
US	366.1	362.4	1.0%	1.0%
Europe	294.3	301.7	(2.5%)	(1.4%)
Rest of World	255.7	239.2	6.9%	6.5%
Total	916.2	903.3	1.4%	1.7%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2017	2016	% Change

Net sales	$309.7	$295.3
Cost of sales	108.2	106.5
Product remediation	1.6	0.7
Gross Profit	199.8	188.1	6.2%

Operating expenses
Selling, general and administrative	121.2	109.2
Research and development	31.4	32.2
Merger and integration expense	2.0	7.6
Restructuring expense	0.8	4.4
Amortization of intangibles	12.4	11.8
Total operating expenses	167.7	165.1	1.6%

Income from operations	32.1	23.0	39.6%

Interest expense, net	(1.2)	(2.9)
Foreign exchange and other gains	0.5	1.2
Income before income taxes	31.3	21.3	46.9%

Losses from equity method investments	(1.6)	(13.1)
Income tax expense	1.9	9.7
Net income (loss)	$27.8	($1.6)	1,837.5%

Earnings Per Common Share:
Basic	$0.58	($0.03)
Diluted	$0.57	($0.03)

Weighted Average Common Shares Outstanding
Basic	48.2	49.1
Diluted	48.5	49.1

Adjusted Gross Profit (1)	$203.1	$190.4	6.7%
Adjusted SG&A (1)	113.3	104.0	8.9%
Adjusted R&D (1)	29.4	31.2	(5.8%)
Adjusted Income from Operations (1)	60.3	55.2	9.2%
Adjusted Net Income (1)	45.1	38.3	17.8%
Adjusted Diluted Earnings Per Share (1)	$0.93	$0.78	19.2%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2017	2016	2017	2016
Gross Profit	64.5%	63.7%	65.6%	64.5%
SG&A	39.1%	37.0%	36.6%	35.2%
R&D	10.1%	10.9%	9.5%	10.6%
Income from Operations	10.4%	7.8%	19.5%	18.7%
Net income (loss)	9.0%	(0.5%)	14.6%	13.0%
Income Tax Rate	6.1%	45.7%	22.0%	25.5%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2017	2016	% Change

Net sales	$916.2	$903.3
Cost of sales	318.6	360.7
Product remediation	2.6	2.2
Gross Profit	595.0	540.4	10.1%

Operating expenses
Selling, general and administrative	353.9	345.7
Research and development	104.1	94.1
Merger and integration expense	7.7	20.5
Restructuring expense	12.1	37.2
Amortization of intangibles	35.4	34.0
Total operating expenses	513.2	531.5	(3.4%)

Income from operations	81.8	8.8	829.5%

Interest expense, net	(4.6)	(5.5)
Gain on acquisition of Caisson Interventional, LLC	39.4	—
Foreign exchange and other gains	1.0	—
Income before income taxes	117.6	3.3	3,463.6%

Losses from equity method investments	(20.1)	(19.4)
Income tax expense	10.9	16.9
Net income (loss)	$86.6	($33.0)	362.4%

Earnings (Loss) Per Common Share:
Basic	$1.80	($0.67)
Diluted	$1.79	($0.67)

Weighted Average Common Shares Outstanding
Basic	48.1	49.0
Diluted	48.3	49.0

Adjusted Gross Profit (1)	$602.1	$584.5	3.0%
Adjusted SG&A (1)	332.0	330.5	0.5%
Adjusted R&D (1)	90.6	92.5	(2.1%)
Adjusted Income from Operations (1)	179.4	161.5	11.1%
Adjusted Net Income (1)	128.0	107.8	18.7%
Adjusted Diluted Earnings Per Share (1)	$2.65	$2.20	20.5%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2017	2016	2017	2016
Gross Profit	64.9%	59.8%	65.7%	64.7%
SG&A	38.6%	38.3%	36.2%	36.6%
R&D	11.4%	10.4%	9.9%	10.2%
Income from Operations	8.9%	1.0%	19.6%	17.9%
Net Income (loss)	9.5%	(3.7%)	14.0%	11.9%
Income Tax Rate	9.3%	514.5%	22.5%	26.3%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Three Months Ended September 30, 2017	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$309.7	$199.8	$32.1	$27.8	$0.57
Specified Items
Merger and integration expenses (A)			2.2	2.1	0.04
Restructuring expenses (B)			0.8	0.7	0.01
Depreciation and amortization (C)		1.4	13.9	11.0	0.23
Product remediation (D)		1.6	1.6	1.1	0.02
Caisson acquisition (E)			1.5	0.9	0.02
Other income / (expenses) & litigations (F)		0.1	2.5	1.0	0.02
Equity compensation (G)		0.1	5.7	3.5	0.07
Certain interest adjustments (H)				0.1	0.00
Certain tax adjustments (I)				(3.1)	(0.06)
Adjusted financial measures	$309.7	$203.1	$60.3	$45.1	$0.93

GAAP results for the three months ended September 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to recent organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Impact of Caisson related acquisition costs
(F)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Includes $5.1m related to SG&A, $0.5m related to R&D and $0.1m related to COGS
(H)	Primarily interest related to intellectual property migration and other non-recurring impacts to interest expense
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

Three Months Ended September 30, 2016	Sales	Gross Profit	Income from Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures	$295.3	$188.1	$23.0	($1.6)	($0.03)
Specified Items
Merger and integration expenses (A)			7.6	5.8	0.12
Restructuring expenses (B)			4.4	2.9	0.06
Depreciation and amortization (C)		1.3	12.7	9.5	0.19
Product remediation (D)		0.7	0.7	0.4	0.01
Other income (expenses) & litigations (E)			1.7	1.1	0.02
Write-off of investments in minorities (F)				9.1	0.18
Impact of inventory step-up (G)		0.2	0.2	0.1	0.00
Equity compensation (H)		0.1	5.0	4.0	0.08
Certain tax adjustments (I)				6.9	0.14
Adjusted financial measures	$295.3	$190.4	$55.2	$38.3	$0.78

GAAP results for the three months ended September 30, 2016 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses, including CRM restructuring announced March 10, 2016, severance related to corporate and shared service synergies and organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Legal expense related to 3T Heater-Cooler defense and other matters
(F)	$9.2m related to impairment of Respicardia buy-out option, $0.7m related to increasing amortization following final PPA
(G)	Amortization of inventory step-up associated with final purchase price accounting
(H)	Includes $4.7m related to SG&A, $0.2m related to R&D and $0.1m related to COGS
(I)	Relates to the impact of restructuring initiatives and IP migration

* Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Nine Months Ended September 30, 2017	Sales	Gross Profit	Income from Operations	Net Income	Diluted EPS
GAAP Financial Measures	$916.2	$595.0	$81.8	$86.6	$1.79
Specified Items
Merger and integration expenses (A)			7.0	5.7	0.12
Restructuring expenses (B)			12.1	9.8	0.20
Depreciation and amortization (C)		4.0	40.3	30.8	0.64
Product remediation (D)		2.6	2.6	1.8	0.04
Caisson acquisition (E)		0.2	13.6	(29.1)	(0.60)
Highlife impairment (F)				13.0	0.27
Other income / (expenses) & litigations (G)		0.1	7.9	1.5	0.03
Equity compensation (H)		0.2	14.3	10.6	0.22
Certain interest adjustments (I)				0.8	0.02
Certain tax adjustments (J)				(3.4)	(0.07)
Adjusted financial measures	$916.2	$602.1	$179.4	$128.0	$2.65

GAAP results for the nine months ended September 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes and the shutdown of our CP plant in China
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Impact of Caisson related acquisition costs
(F)	Impairment of investment and notes receivables
(G)	Contingent consideration related to acquisitions and legal expenses mostly related to 3T Heater-Cooler defense and other matters
(H)	Includes $13.2m related to SG&A, $0.9m related to R&D and less than $0.2m related to COGS
(I)	Primarily interest related to intellectual property migration and other non-recurring impacts to interest expense
(J)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

Nine Months Ended September 30, 2016	Sales	Gross Profit	Income from Operations	Net Income (Loss)	Diluted EPS
GAAP Financial Measures	$903.3	$540.4	$8.8	($33.0)	($0.67)
Specified Items
Merger and integration expenses (A)			20.5	16.9	0.35
Restructuring expenses (B)			37.2	33.4	0.68
Depreciation and amortization (C)		5.9	39.5	29.2	0.59
Product remediation (D)		2.2	2.2	0.9	0.02
Other income/ (expenses) & litigations (E)			2.7	1.2	0.02
Write-off of investments in minorities (F)				9.1	0.18
Impact of inventory step-up (G)		35.2	35.2	24.1	0.49
Equity compensation (H)		0.8	15.3	12.9	0.26
Certain tax adjustments (I)				13.2	0.27
Adjusted financial measures	$903.3	$584.5	$161.5	$107.8	$2.20

GAAP results for the nine months ended September 30, 2016 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses, including CRM restructuring announced March 10, 2016, severance related to corporate and shared service synergies and organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)
$5.0m write-off of receivables from Greece distributor, $4.7m reimbursement of damages related to 2012 earthquake in Mirandola (Italy), and $2.5m legal expenses primarily associated with litigation related to 3T Heater-Cooler devices

(F)	$9.2m related to the impairment of Respicardia buy-out option; $0.7m related to increasing amortization following final PPA
(G)	Amortization of inventory step-up associated with final purchase price accounting
(H)	Includes $13.7m related to SG&A, $0.8m related to R&D and $0.8m related to COGS
(I)	Relates to the impact of restructuring initiatives and IP migration

*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$65.2	$39.8
Accounts receivable, net	314.0	275.7
Inventories	214.6	183.5
Prepaid and refundable taxes	59.0	60.6
Assets held for sale	14.1	4.5
Prepaid expenses and other current assets	55.2	56.0
Total Current Assets	722.1	620.1
Property, plant and equipment, net	213.8	223.8
Goodwill	781.1	691.7
Intangible assets, net	717.6	609.2
Investments	46.4	61.1
Deferred tax assets, net	4.4	6.0
Other assets	117.9	130.7
Total Assets	$2,603.1	$2,342.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$52.1	$47.7
Accounts payable	102.7	93.0
Accrued liabilities and other	92.2	75.6
Taxes payable	29.0	22.3
Accrued employee compensation and related benefits	80.5	78.3
Total Current Liabilities	356.4	316.8
Long-term debt obligations	71.9	75.2
Deferred income taxes liability	152.1	172.5
Long-term employee compensation and related benefits	34.0	31.7
Other long-term liabilities	74.4	39.5
Total Liabilities	$688.7	$635.7
Total Stockholders’ Equity	1,914.4	1,706.9
Total Liabilities and Stockholders’ Equity	$2,603.1	$2,342.6

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW - UNAUDITED
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2017	2016
Operating Activities:
Net Income (loss)	$86.6	($33.0)
Non-cash items included in net income (loss):
Depreciation	27.9	30.2
Amortization	35.4	34.0
Stock-based compensation	14.3	15.6
Deferred income tax benefit	(27.3)	(10.2)
Losses from equity method investments	20.1	19.4
Gain on acquisition of Caisson Interventional, LLC	(39.4)	—
Impairment of property, plant and equipment	4.6	—
Amortization of income taxes from inter-company transfers of property	23.8	17.1
Other	3.4	8.8
Changes in operating assets and liabilities:
Accounts receivable, net	(19.1)	(11.0)
Inventories	(11.0)	20.6
Other current and non-current assets	(17.8)	(25.8)
Restructuring reserve	(12.8)	15.0
Accounts payable and accrued current and non-current liabilities	(15.0)	(31.1)
Net cash provided by operating activities	73.7	49.3

Investing Activities:
Purchases of property, plant and equipment and other	(24.0)	(28.9)
Acquisition of Caisson Interventional, LLC, net of cash acquired	(14.2)	—
Proceeds from sale of cost method investment	3.2	—
Proceeds from asset sales	5.3	0.2
Purchases of cost and equity method investments	(5.2)	(8.1)
Loans to cost and equity method investees	(6.9)	(6.6)
Purchases of short-term investments	—	(7.1)
Maturities of short-term investments	—	14.1
Net cash used in investing activities	(41.8)	(36.4)

Financing Activities:
Change in short-term borrowing, net	(18.1)	(33.8)
Proceeds from short-term borrowing (maturities greater than 90 days)	20.0	—
Repayment of long-term debt obligations	(11.6)	(11.4)
Proceeds from exercise of stock options	3.2	7.9
Repayment of trade receivable advances	—	(23.8)
Proceeds from long-term debt obligations	—	8.0
Share repurchases	—	(11.1)
Other	(3.6)	1.2
Net cash used in financing activities	(10.0)	(63.0)

Effect of exchange rate changes on cash and cash equivalents	3.5	1.0
Net increase (decrease) in cash and cash equivalents	25.4	(49.0)

Cash and cash equivalents at beginning of period	39.8	112.6
Cash and cash equivalents at end of period	$65.2	$63.6

* Numbers may not add up precisely due to rounding.